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                                                             Exhibit 99.5


                                 LEUKOSITE, INC.

Proxy solicited by the Board of Directors for

Special Meeting of Stockholders to be held on December 22, 1999,
10:00 a.m., 215 First Street, Cambridge, Massachusetts 02142


         The undersigned hereby appoints Christopher K. Mirabelli and Augustine Lawlor and each of them proxies, each with the power of substitution, to vote at the Special Meeting of Stockholders of LEUKOSITE, INC., to be held on December 22, 1999 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present as specified on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

         This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted FOR the approval of the merger agreement and the merger.

                           (CONTINUED ON REVERSE SIDE)
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                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                                 LEUKOSITE, INC.

                                December 22, 1999
                                    10:00 a.m.
                                 215 First Street
                           Cambridge, Massachusetts 02142

                              PLEASE DETACH AND MAIL
                             IN THE ENVELOPE PROVIDED

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Please mark your votes
as in this example using
dark ink only.

THE BOARD OF DIRECTORS OF LEUKOSITE UNANIMOUSLY RECOMMENDS A VOTE FOR THE
FOLLOWING:

         The Board of Directors recommends a vote FOR the proposal to approve the merger agreement, dated as of October 14, 1999, among LeukoSite, Inc., Millennium Pharmaceuticals, Inc., and ANM, Inc., a wholly-owned subsidiary of Millennium Pharmaceuticals, and the merger described therein. The merger agreement provides for the merger of ANM with and into LeukoSite, the result of which LeukoSite will become a wholly-owned subsidiary of Millennium Pharmaceuticals. If the merger is approved, each outstanding share of LeukoSite common stock will convert into the right to receive 0.4296 shares of Millennium Pharmaceuticals common stock.

         / / FOR                   / / AGAINST                / / ABSTAIN

         The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting and related proxy statement/prospectus.

Please date, sign as name appears below, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Please Sign Here:__________ Signature, if held jointly______  Date:_____, 1999

NOTE: (EXECUTORS, ADMINISTRATORS, TRUSTEES, CUSTODIANS, ETC., SHOULD INDICATE CAPACITY IN WHICH SIGNING. WHEN STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, EACH PERSON SHOULD SIGN THE PROXY).